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                                                                    Exhibit 99 1


                                STATEMENT OF SERVICES



                                      ICI/ADP-01

This STATEMENT OF SERVICES is an addendum to the PROFESSIONAL SERVICES AGREEMENT made as of the 21st day of January, 1999 between TRANSFORMATION PROCESSING INC. ("TPI") and the ICI/ADP DIVISION OF ADP FINANCIAL INFORMATION SERVICES, INC. ("ICI/ADP"), regarding the IMPACT Transformation Project ("IMPACT Project").


1    OBJECTIVE

The objective of the IMPACT Project is for TPI to transform ICI/ADP's IBM AS/400 IMPACT Fixed Income System ("IMPACT") to execute equivalently in the environment below:

          Open Systems Client/Server environment;

          ANSI C;

          Sun Microsystems Inc.'s Solaris 2.6 UNIX operating system (Application Server);

          Sybase Inc.'s Sybase RDBMS ASE 11.5 and Client Library (Database Server); and

          Microsoft Windows compliant Graphic User Interface (Client),

otherwise as demonstrated by the sample IMPACT Cost of Funds transformation delivered to and accepted by ICI/ADP on July 2, 1998, and further specified by the requirements defined in Section 2 below, and with the exclusions specified in Section 3.


The IMPACT Project will be completed in two phases.

1.1  First Phase

     The objective of the first phase ("Phase 1") is to transform a subsystem of IMPACT ("SUBSYSTEM") and upon ICI/ADP acceptance, as defined in Section 7 below, to immediately continue with the second phase (subject to section 6 below), as defined below.

1.2  Second Phase

     The objective of the second phase ("Phase 2") is to transform the full IMPACT ( "FULLSYSTEM").

2    SCOPE OF SERVICES

2.1  Develop Project Plan

     TPI will develop a Project Plan with timeframes and milestones after a full evaluation of the SUBSYSTEM and FULLSYSTEM source code and database and components. The project


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     plan will be delivered to ICI/ADP within 10 working____ days after receipt by TPI of such code, database and components and will

          list, order and describe tasks necessary for the transformation of the source code to deliver to ICI/ADP transformed code ready for testing and acceptance by ICI/ADP of the transformation of the source code;

          identify delivery date estimates associated with each task.

2.2  Transform SUBSYSTEM and FULLSYSTEM

     TPI will perform the tasks defined in the Project Plan. Tasks include Command Language translation, RPG translation, DDS translation, preparation of a transformed set of source code to be delivered for testing and acceptance by ICI/ADP and the documentation of deliveries and the acceptance status thereof.
2.3  New Transformations

     Where a transformation has not been previously demonstrated by TPI to ICI/ADP, TPI will exercise is discretion as to the manner of the transformation, subject to approval by ICI/ADP

2.4  Provide project management and technical leadership

     TPI will provide technical leadership to implement methods and procedures appropriate for each component's transformation, to estimate task duration and delivery dates, and to manage the tasks necessary to accomplish the component transformation. TPI will provide project management including tracking actual delivery versus estimate, identification and management of scheduling conflicts, and monthly project reviews. TPI will attend Project Review Meetings to report on the status of the work.

2.5  Translation of Common Data Structures and Variables

     All common data structures and variables will be transformed and maintained in a similar manner as in the current version of IMPACT. An example is the use of the Task Common Structure. This structure will be declared independently and accessed by all modules as needed. This structure should not be independently duplicated into all modules accessing its members.
     The structure should be included into various executables from a central location.

2.6  RPG /COPY Files Isolation

     Independent modules in /COPY files will be maintained as independent source objects to enable re-usability without duplication. /COPY files will be transformed as independent C files containing functions that are linked during compilation by calling programs with these common modules. General program structure and logic will not be re-arranged.

          Data fields referenced only within BEGSR subroutines, will be declared locally in the functions and initialized as required.

          Data fields referenced globally within BEGSR subroutines, will be declared in "subroutine


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               includes" for the main program and communicated through the function calling sequence.

          Data fields declared in DS data structures, will be declared in "data structure includes" for the main program and used to build standard TPI data structure manipulation functions, to also be "included" into the program.

          Any conflicting field usages that are subroutine local in some programs but global in others, or inside data structures in some programs but declared separately in others, will be resolved jointly by TPI and ICI/ADP.

2.7  Translation of Program Variables

     Transformed variable names will not have any special characters as part of a name. Usage of underscore "_" to precede names is not acceptable. ICI/ADP will provide alias names, coded in the relevant Data Description Specifications (DDS), to be used to substitute variable names used in IMPACT. AS/400 names without aliases but containing special characters such as "?" or "*", having no equivalent in UNIX or C will be converted by a rule that translates all special characters into chosen uppercase alphabetic letters.

2.8  Translation of Comments

     All comments that currently appear in IMPACT source objects will be retained. Comments will be retained in the same location that they appear within the IMPACT program source.

2.9  Client GUI Presentation

     Client front-end presentation and interface will be a Microsoft compliant Graphical User Interface. Users will have the option of using function keys or mouse click to initiate a function or action. Location of fields will remain the same as original screens. Executing applications will inherit User logons from the Windows logon.

2.10 Network Communication

     Client and server network communication will be achieved using standard TCP/IP protocols.

2.11 Transformation of Database

     All database table and data manipulation will be retained in the database interface programs. Data access using stored procedures or any native database language is not acceptable. Database table names will remain as original. In the case of multi-member files, the database table names will have a numeric suffix, according to the order in which they are created. All tables will be created to retain the exact same records and field structures as original files. All related files and data will be converted. Database logic will be used in application servers and not in user interface clients.

2.12 Data Access

     It is recognized that Sybase handles SET data processing better than ROW data processing. Application response time will be evaluated by ICI/ADP, with TPI's assistance,


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     at the conclusion of Phase 1 and the results applied to the optimization of the transformed Phase 1 by retransformation by TPI of selected files into Indexed, Stream or Memory access methods. This experience in turn will allow ICI/ADP to specify how file access will be optimized for Phase 2.

2.13 Logical Files

     Logical files will not be transformed into views, but an appropriate index will be created and row selection performed dynamically from the based-on table.

2.14 Minimization of Database Connections

     A modification to the TPI Session Support module, by adding a request queue such as the one implemented in the TPI Object Manager, will enable a multi-user approach to I/O requests. In this configuration, the Session Support module becomes a server daemon. The correspondence between application instances and their open cursors is maintained by the I/O server. Only one connection to the database is required per Session Support server. More than one such server will be able to be dynamically activated to provide optimal I/O response. User application instances will be assigned to SS servers using a simple load-leveling algorithm agreed to by TPI and ICI/ADP.

2.15 Proprietary Libraries and Object Manager

     Proprietary libraries will be delivered in object form, without source, and will be fully documented. Documentation will include but not be limited to library behaviors, expected parameters, both inbound and returned, and usage. Object Manager mechanisms and library functions will be fully documented
2.16 Execution Modules

     To avoid slow loading and the proliferation of processes, related transformed programs and procedures will be linked into modules. With TPI's assistance, ICI/ADP will decide program linkage and modularization.


3    SCOPE OF SERVICE EXCLUSIONS

The scope of this project specifically excludes:

3.1  ICI/ADP Project Management

     Project management tasks related to the scheduling, performance and coordination of ICI/ADP staff and its vendors.

3.2  Language Differences

     Language version upgrades after Phase 1 and before Phase 2.

3.3  Non-IMPACT software

     The selection, provision, use and integration of non-IMPACT software, except as required for application language transformation and preparation for execution, such as integrated development environments (IDE), and C language compilers and linkers. In particular:

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     remote job entry (RJE), facsimile (FAX) and other modes of external communication including FTP, and tape backup and restore utilities, are excluded.

3.4  AS/400 features supported by TPI

     Specific RPG features included are listed in Appendix A to this Statement of Services.

     Specific CL features included are listed in Appendix B to this Statement of Services.

     Specific CL features excluded, are these:

          journaling (database engines normally perform logging for the entire database, not only selected tables);
          display subfiles;
          multi-formatted logical files;
          special printer forms;
          source physical files, as in the CL command CRTSRCPF;
          display of file descriptions, as in DSPFD;
          display of file field descriptions, as in DSPFFD;
          display of object descriptions, as in DSPOBJD;
          display of file member descriptions, as in DSPPFM;
          configuration control, as in VRYCFG;
          commands CSTFSRSBM, TOPC, TRCICF, UPDTFILE;
          commands WPADRMSG, WPCRTSG, WPSNDMSG, WPCFGSTS;
          operator controls, as in WRKOUTQ;
          tape file operations;
          backup/restore operations;
          facsimile operations;
          remote job entry;
          file-specific commitment control;
          subsystem operations.

3.5  Undocumented Features

     Source command language, RPG or DDS that is not documented in IBM's AS/400 Programmer's Reference Manuals.


4    ASSUMPTIONS

TPI's plan for this project is based on the following assumptions:

     * Information here has been omitted and filed separately with the Commission.

5    ICI/ADP RESPONSIBILITIES

The responsibilities listed in this section are to be provided at no charge to TPI. TPI's performance is predicated upon the following responsibilities being fulfilled by ICI/ADP.

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5.1  Project Personnel

     ICI/ADP will make available, in a timely manner, one Project Manager / Project Liaison to participate in TPI tasks described in this Statement of Services, during the life of the project. In addition, such Project Manager will be supported by one to two people, who are subject matter experts, and who will be provided as required. ICI/ADP retains administrative and personnel responsibility for these people.

5.2  Project Manager

     Prior to the start of work under this Statement of Services, ICI/ADP will designate a person, called the ICI/ADP Project Manager, to whom all TPI communications will be addressed and who has the authority to act for ICI/ADP in all aspects of the contract. The ICI/ADP Project Manager's responsibilities include:

          serving as the interface between the TPI project team and all ICI/ADP departments participating in this project;

          administering Project Change Control, together with the TPI Project
               Manager;

          organizing and attending Project Review Meetings;

          obtaining and providing information, data, decisions and approvals, within three working days of TPI's request unless (i) such information, data, decisions or approvals cannot be reasonably obtained and provided within such three-day period and (ii) ICI/ADP and TPI agree to an extended response time;

          resolving deviations from project plans that may be caused by ICI/ADP;

          helping resolve project issues and escalating issues within the ICI/ADP organization, as necessary;

          monitoring and reporting project status on a regular basis to ICI/ADP management;

          ensuring that ICI/ADP resources required for the project are available as needed.

5.3  Technical Support thru the Project Manager

     In addition, ICI/ADP shall provide technical support, including analyzing, modifying and testing transformations, through the Project Manager. Specific technical support shall include:

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          assisting with the definition of the transformation strategies;

          assisting with the enforcement of the project's procedures;

          assisting with the evaluation of the impact of Project Change
               Requests;

          resolving technical problems as they arise;

          interfacing with ICI/ADP staff as needed;

          reviewing transformations made to the source code;

          coordinating the testing of the transformations;

          coordinating the validation of the results of all transformation testing;

5.4  Deliverable Materials from ICI/ADP to TPI

     ICI/ADP will make available at the start of the contract, code and documentation for the existing system including system documentation, program listings, program documentation, input/output formats, file layouts, interface specifications and other pertinent documents, as currently available. Any such documentation shall be updated at ICI/ADP's discretion. Any such code shall be updated in accordance with the Project Change Control Procedure.

5.5  Facilities and Access

     ICI/ADP will provide suitable on-site office space, office supplies, furniture, telephone and other facilities equivalent to those provided for its own personnel for TPI staff members during the term of this agreement. It is anticipated that the majority of the work will be done at the TPI Transformation Laboratory in Mississauga, Ontario, Canada, so this will not be a full-time commitment of space. It is assumed that necessary clearance will be provided to TPI personnel in accordance with ICI/ADP security procedures. TPI personnel will be allowed physical access during normal business hours and other times as required.

5.6  Machine Resources and Software Licensing

          While TPI personnel are at ICI/ADP's offices, ICI/ADP will be responsible for providing computer time and related facilities and operator services which are reasonably required by TPI and which are equivalent to that provided for its own staff.

          ICI/ADP will be responsible for providing TPI security access to the application libraries and data and warrants that ICI/ADP has the rights to grant such access and to modify the contents of these libraries and data.
          ICI/ADP will be responsible for obtaining written approval for TPI to use, on a confidential basis, proprietary information of any third party if such data is required by TPI in its performance of this Agreement. If ICI/ADP cannot obtain such approvals, ICI/ADP will be responsible for the coordination and use of the data.

6    COMPLETION CRITERIA

The project will be considered complete when the TPI tasks described in this Statement of

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                                         -8-


Services have been fulfilled and ICI/ADP has accepted the FULLSYSTEM in accordance with Section 7 below. Notwithstanding the foregoing or anything else to the contrary in this Statement of Services, ICI/ADP may terminate the project and this Statement of Services at any time within 30 days of its Acceptance of the SUBSYSTEM. In the event of such termination, ICI/ADP shall nonetheless be obliged to proceed with Acceptance and payment for Phase 1 deliverables, as specified in Section 14.1 below, received by ICI/ADP before notification to TPI of such termination.

7    DELIVERY AND ACCEPTANCE

7.1 All transformed SUBSYSTEM and FULLSYSTEM database, client source code and related headers; build files and data conversion processes, scripts and documentation attendant to each stage or milestone described in Section 12 will be delivered, installed and compiled at the ICI/ADP facility in New York.

7.2 Upon written notification to ICI/ADP of the completion of each stage or milestone described in Section 12 and delivery of the products attendant to such stage, ICI/ADP shall within 10 working days, in the case of Phase 1, and 15 working days, in the case of Phase 2, examine the products to determine whether the products meet the transformation specifications and standards described in this Statement of Services. If the products do not meet such specifications and standards, ICI/ADP shall notify TPI thereof in writing in a timely manner, and TPI will have a period of 10 working days to correct the defect which will commence on the day the written notification is received by TPI. When the products delivered in each stage or milestone described in Section 12 meet the transformation specifications and standards described in this Statement of Services, such deliverables will be deemed to have been accepted by ACI/ADP ("Acceptance" of the deliverables).

7.3 The final delivery of a completed transformation phase will also be confirmed by a predefined execution test sequence that can be used by both TPI and ICI/ADP. Such a test sequence will not require more than four hours to execute, using manually keyed input. Comparison of screen displays, printed reports, and data file/table dumps, between the source application on the AS/400 and the migrated application on UNIX, will verify the correct equivalent execution of the transformation. Stopwatch measurements on both platforms will be recorded to compare response time.


7.4  Reports

     All transformed report programs will generate the same output as the current SUBSYSTEM or FULLSYSTEM. Report formats will be identical with the reports for the current SUBSYSTEM or FULLSYSTEM.

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7.5  TPI will provide written notification to ICI/ADP that the final SUBSYSTEM or FULLSYSTEM is ready to be tested. The acceptance test period is a period of 30 working days, in the case of Phase 1, and 90 working days, in the case of Phase 2, and will commence on the day when the transformations are delivered to ICI/ADP for acceptance testing, and written notification is received by ICI/ADP. When the transformations are producing results as specified in the predefined execution test sequence and the SUBSYSTEM or the FULLSYSTEM, as the case may be, meets the transformation specifications and standards described in this Statement of Services, the system will be deemed to have been accepted by ICI/ADP ("Acceptance" of the system). If the SUBSYSTEM or the FULLSYSTEM, as the case may be, does not produce the results as specified in the predefined execution test sequence or meet the transformation specifications and standards described herein, ICI/ADP shall notify TPI thereof in writing in a timely manner, and TPI will have a period of 10 working days to correct the defect which will commence on the day the written notification is received by TPI. Program defects that existed in the program prior to submission to TPI are outside the scope of this project and are not TPI's responsibility. If ICI/ADP has made modifications to the application or to any related IMPACT components, operating system or platform, since date of delivery to TPI or after date of delivery to ICI/ADP, other than agreed upon PCRs, TPI will not be responsible for correcting the defect.

8    HANDLING PROCEDURES FOR SOURCE CODE MODIFICATIONS OR ADDITIONS

If source code modifications or additions to be transformed are identified either by ICI/ADP or TPI, they will be incorporated into the project through the Project Change Control Procedure as described in Section 11.

9    SUPPORT

For the first 90 days after Acceptance at no charge, and for each year thereafter following payment of an annual maintenance fee, TPI will provide:

9.1  Emergency telephone assistance

          seven by twenty-four telephone assistance will be available for correction of errors related to the transformed FULLSYSTEM and Libraries; TPI will use its best efforts to develop a temporary program fix or an emergency bypass;

9.2  Other telephone assistance

          during normal business hours at TPI's offices, such telephone assistance as is reasonable to aid ICI/ADP in its use of the Libraries;

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9.3  Maintenance of Libraries

          the correction of any errors that are found to exist in the original transformed FULLSYSTEM and Libraries;

          the incorporation of error fixes into updated transformed FULLSYSTEM and Libraries;

          updated transformed FULLSYSTEM and Libraries to operate with all updated or revised versions of the operating and database systems for which the Libraries are licensed;

          technical bulletins and updated user guides as required to ensure their continued usefulness;

          TPI will make such changes in the transformed FULLSYSTEM and Libraries to improve their quality or efficiency as TPI considers to be logical improvements;

          TPI will supply any improvements or modifications to the transformed
               FULLSYSTEM and Libraries which are not charged for as options.

9.4  Escrow of source code

          TPI agrees to keep, and maintain current, a copy of the source code and object code for the Libraries and transformation software, as specified in Appendix C of this Statement of Services, in escrow. The escrow agent shall be selected by TPI within 90 days of the execution of this agreement. The escrow agent shall be paid by TPI and shall be authorized to release the source code in the event of TPI's cessation, for any reason, to do business, or in accordance with the escrow agreement approved by ICI/ADP.


10   STATUS REPORT GUIDELINES

10.1 Biweekly Status Report

     The TPI Project Manager will provide biweekly status reports. This report will summarize progress for the period, completed plans for the next period and outstanding problems. The report will also highlight task assignment/responsibility and status for any corrective action, and a summary of all project change control activity during the reporting period. The project change control summary will provide an ongoing record of modifications to the project scope and schedule. The report will consist of the following as appropriate:

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          Activities performed during the reporting period.
          Activities planned for the next reporting period.
          Project change control summary.
          Significant accomplishments, and milestones.
          Problems, concerns and recommendations.
          Other items of importance.

10.2 Biweekly Project Review


     A project review meeting will be held biweekly at ICI/ADP's offices in New York. At that meeting TPI will review and present the biweekly status report with ICI/ADP. .

11   PROJECT CHANGE CONTROL PROCEDURE

11.1 Changes to this Statement of Services will be processed in accordance with the procedure described in the Project Change Control Procedure.

11.2 Either ICI/ADP or TPI may request changes to the project Statement of Services at any time. Since a change could affect the price, schedule or other terms of the contract, both the ICI/ADP Project Leader and the TPI Project Manager will decide whether or not the task constitutes a change, and review and approve the change before amending the contract and implementing the change. ICI/ADP and TPI will use the following procedure to control changes to the IMPACT Project. It will also be used if modifications to previously approved specifications, data file descriptions; inputs and outputs or other project deliverables are requested.

11.3 The ICI/ADP or TPI person requesting the change will write a Project Change Request (PCR) describing the change, and include whatever rationale and/or effect the change will have on the project from a technical standpoint.
     The PCR will be delivered to the TPI Project Manager who will record it in the Change Request Log.

11.4 The ICI/ADP Project Leader or TPI Project Manager, as appropriate, will review the proposed change. It is then accepted or rejected for submission to the other party. TPI shall not unreasonably reject proposed changes by ICI/ADP. The TPI Project Manager records the status, accepted or rejected, in the Change Request Log. If rejected, the PCR is returned to the originator with the reason for rejection.

11.5 The ICI/ADP Project Leader or TPI Project Manager will weigh the merits of the proposed change and approve it for investigation or reject it.
     Approval of a PCR for investigation by both parties constitutes authorization by ICI/ADP for the additional fees estimated by TPI to investigate the PCR. Appropriate staff work will take place after approval for investigation. Effects on the price, schedule and other terms of the contract will be determined. The change will be approved or disapproved for implementation.

11.6 Approved changes will be incorporated into the contract through written amendment(s) as appropriate.

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12   PROJECT SCHEDULE

The project start is on upon the execution of this Statement of Services.

12.1 The following deliverables and documentation attendant to each stage or milestone constitute the Project Schedule. The delivery dates in 12.2 and
     12.3 below are based on a project start date of November 16, 1998, and will be adjusted according to the actual project start date.

12.2 PHASE 1

DELIVERABLE                                  DATE

Phase 1 CL translations compiled             12/25/1998
Phase 1 Database Ready                       01/08/1999
Phase 1 Linkage Analysis Ready               02/05/1999
Phase 1 RPG Translations Compiled            02/05/1999
Phase 1 GUI Display Ready                    02/12/1999
Phase 1 Ready for Acceptance Test            03/12/1999

12.3 PHASE 2

DELIVERABLE                                  DATE
Phase 2 Database Ready                       04/01/1999
Phase 2 GUI Displays Ready                   04/29/1999
Phase 2 RPG Translations Ready               05/28/1999
Phase 2 Linkage Analysis Ready               05/28/1999
Phase 2 CL Translations Compiled             06/11/1999
Phase 2 Ready for Delivery                   06/25/1999

13   FEES

     * Information here has been omitted and filed separately with the Commission.

14   PAYMENT OF FEES

     * Information here has been omitted and filed separately with the Commission.

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                                         -13-


14.2 All fees payable hereunder to TPI, are exclusive of all sales, use or other taxes, customs, duties and similar levies if any, payable in or to any jurisdiction or authority whatsoever, which taxes, customs, duties and levies shall be the responsibility of ICI/ADP (other than taxes on the net income of TPI). Overdue amounts shall accrue interest from the relevant due date until the date that payment is received at the rate of two per cent (1.5%) per month (18% per annum). With the prior written consent of ICI/ADP, those additional services and other deliverables provided by TPI which are reasonably contemplated hereunder as being provided at an additional charge and the charge for which is not otherwise set out herein may be charged to ICI/ADP at TPI's standard rates then in effect plus, where travel outside of Metropolitan Toronto is required, all reasonable out-of-pocket expenses, including, without limitation, transportation, lodging, and meals.

14.3 Such payment is payable within thirty (30) days of a provision of an invoice by TPI.

14.4 Billing Address:         420 Lexington Avenue, Suite 830,
                              New York, New York 10170

LICENSE

     LICENSE. ICI/ADP hereby grants to TPI the non-exclusive, non-transferable right to use the source code for the FULLSYSTEM (including the initial source code and any transformed source code) and the associated database and components (the "Source Code") during the term of this Statement of Services solely in connection with the IMPACT PROJECT and in accordance with the terms and conditions hereof. TPI shall not distribute any form or portion of, or any derivative work from, the Source Code. Upon execution and delivery of this Statement of Services, ICI/ADP shall furnish to TPI one copy of the Source Code for use in accordance herewith.

     OWNERSHIP, USE AND CONFIDENTIALITY. The Source Code shall remain the sole and exclusive property of ICI/ADP, and shall be treated by TPI as ADP Information (as defined in the Professional Services Agreement). TPI will not use the Source Code for its own corporate purposes or otherwise, except in accordance with the terms of this Statement of Services. Without limiting the generality of the foregoing, TPI shall store the licensed copy of the Source Code in a secure place and shall ensure that access thereto is controlled by an executive officer of TPI. TPI agrees that it will not, and will not allow any person having a access to the Source Code to, disclose or use the same, except in accordance with the terms of this Statement of Services.
          TPI shall not use, or permit any third party to use, the Source code or any portion thereof for any software development or any other purpose not explicitly authorized herein.

     COMPLIANCE WITH PROVISION.   From time to time upon ICI/ADP's request, TPI
          shall furnish to ICI/ADP a written certification, signed by an executive officer of TPI, stating that TPI is in compliance with the terms of this Paragraph 15. If TPI attempts to use, transfer or otherwise dispose of all or any portion of the Source Code, or any duplication or modification thereof, in any manner contrary to the terms of this Statement of Services, ICI/ADP shall have the right, in addition to such other remedies which may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate.

     RETURN OF SOURCE CODE. The Source Code (including all copies thereof) shall be returned to ICI/ADP upon the termination of this Statement of Services. Upon return of the Source Code, TPI shall, at ICI/ADP's request, furnish to ICI/ADP a written certification, signed by an executive officer of TPI, stating that TPI has not retained

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                                         -14-


          any copies of the Source Code or any modifications thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Statement of Services as of the date first herein above written.



TRANSFORMATION PROCESSING INC.          ICI/ADP DIVISION OF ADP FINANCIAL
                                        INFORMATION SERVICES, INC.

/s/ Paul G. Mighton                     /s/ William Bell

PAUL G. MIGHTON
CHIEF EXECUTIVE OFFICER                 WILLIAM BELL PRESIDENT


January 21, 1999                        January 21, 1999

DATE                                    DATE





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[TPI LOGO]



THIS AGREEMENT is made as of the 21st day of January, 1999 (the "Effective Date") between TRANSFORMATION PROCESSING INC., a corporation whose head office is situated in Mississauga, Ontario ("TPI") and THE ICI/ADP DIVISION OF ADP FINANCIAL INFORMATION SERVICES, INC. ("ICI/ADP") a corporation whose head office is situated in New York, NY.

BACKGROUND:

A. ICI/ADP has a requirement for certain services and deliverables as more particularly set out in the Statement of Services (the "Services").

B. TPI is a company, which provides services and deliverables including the Services.

C. This Agreement sets out the terms and conditions upon which ICI/ADP will obtain, and TPI will provide, the Services.

NOW THEREFORE, in consideration of the foregoing background and other good and valuable consideration that each party hereto acknowledges receiving, ICI/ADP and TPI agree as follows:

1.   PROVISION OF SERVICES.   ICI/ADP hereby engages TPI to provide, and TPI in
consideration of the amounts to be paid to it hereunder agrees to provide, the Services in accordance with the terms of this Agreement. It is contemplated that ICI/ADP's requirement for Services will evolve during the term of this Agreement. TPI and ICI/ADP may enter into addenda to this Agreement in the form set out from time to time to reflect changes to the Services.

2. MANAGEMENT AND REPORTING. The parties each agree to designate an individual from their respective companies with adequate authority and full technical competence to deal with matters relating to the performance of this Agreement (each, being a "Project Manager"). Specifically, the Project Managers will, on behalf of their respective parties, in accordance with the spirit of this Agreement, use reasonable efforts to co-ordinate the performance of their respective obligations pursuant to this Agreement.

3. ICI/ADP RESPONSIBILITIES. ICI/ADP shall make available, at no cost to TPI, such resources as may be set out in the Services in the form set out and attached to this Agreement.

4.          FEES.

(a) ICI/ADP shall pay TPI, upon being properly invoiced for work actually performed, as specified in the Services. Each invoice submitted by TPI to ICI/ADP shall be accompanied by appropriate supporting documentation.

(b) ICI/ADP shall reimburse TPI for all reasonable expenses incurred by the TPI in connection with the Services performed by such TPI, provided that; (i) TPI shall obtain ICI/ADP's written approval (unless ICI/ADP waives such approval) prior to incurring such expenses; (ii) TPI provides ICI/ADP with itemized invoices with respect to such expenses; and (iii) TPI furnishes ICI/ADP with receipted bills evidencing such expenses.

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5.   OWNERSHIP OF INTELLECTUAL PROPERTY.

(a) TPI agrees to assign, and hereby assigns, to ICI/ADP the entire right, title and interest for the entire world in and to all data, programs, specifications, documentation and other information including, without limitation, any and all patent, copyright, trade secret or other proprietary rights relating thereto, made, prepared or created by TPI for ICI/ADP in connection with the performance of the Services, including, without limitation, all versions of the transformed IMPACT system (the "ICI/ADP Proprietary Information"). The ICI/ADP Proprietary Information will become ICI/ADP's sole and absolute property, and TPI shall not have any rights thereto.

(b) The foregoing shall not include intellectual property rights in any methodology, transformation software and libraries as specified in Appendix C of Services, related written materials, logos, names and other support materials used by TPI in performing the Services (the "TPI Proprietary Information"), which are the sole and absolute property of TPI, and ICI/ADP shall not have any rights thereto.

(c) TPI and ICI/ADP agree to sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of the other, any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing to the other, patent, copyright, trade secret or other proprietary protection throughout the world relating to the Proprietary Information belonging to the other.

(d) ICI/ADP does not grant TPI any rights to the ICI/ADP Proprietary Information for any purpose, except as required in order to perform the Services. TPI grants to ICI/ADP, and ICI/ADP accepts, a perpetual non-exclusive license to use and copy freely the TPI Proprietary Information, where required for support of the objective of the Services; PROVIDED, HOWEVER, that TPI does not grant ICI/ADP any rights to use TPI's methodology or technology for any other purpose, except that ICI/ADP is free to use any derived intangible ideas for whatever purpose.

6. LIMITATION OF LIABILITY. The limitation of liability provisions of this Agreement reflect an informed voluntary allocation of the risks (known and unknown) that may exist in connection with the provision and performance of the Services hereunder by TPI and ICI/ADP acknowledges that such voluntary risk allocation represents a material part of the agreement reached between TPI and ICI/ADP. Should TPI be in breach of any obligation other than an intentional breach, ICI/ADP agrees that ICI/ADP's remedies will be limited to those set forth in this Agreement.

 (a) DIRECT DAMAGES ONLY. Subject to the restrictions in this Section 6 and subject to ICI/ADP's election, if so entitled in law, to rescind or be discharged from this Agreement, in the event of any breach by TPI of its obligations under this Agreement, including any breach of a fundamental term or a fundamental breach, ICI/ADP's exclusive remedy shall be to receive from TPI payment for actual and direct damages to a maximum amount equal to the amount paid hereunder by ICI/ADP to TPI.

(b)  NO INDIRECT DAMAGES, ETC.   IN NO EVENT, WHETHER BASED IN CONTRACT, TORT OR
     OTHERWISE, SHALL TPI BE LIABLE FOR ANY CLAIM FOR: (A) PUNITIVE, EXEMPLARY, OR AGGRAVATED DAMAGES; (B) DAMAGES FOR LOSS OF PROFITS OR REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS, BUSINESS INTERRUPTION, OR LOSS OF USE OR LACK OF AVAILABILITY OF ICI/ADP FACILITIES, INCLUDING ITS COMPUTER RESOURCES AND ANY STORED DATA; (C) INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES; OR (D) CONTRIBUTION OR INDEMNITY IN RESPECT OF ANY CLAIMS AGAINST ICI/ADP, EXCEPT AS SET FORTH IN SECTION 7 BELOW.

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7.   WARRANTY.

     (a) Subject to the explicit and implicit Services warranties in this Agreement and the Services, all deliverables including Services provided by TPI are provided without any representation, warranty or condition of any kind, including but not limited to the implied warranties or conditions of merchantability, fitness for a particular purpose, non-infringement of third party rights, and those arising by statute or otherwise in law or from a course of dealing or usage of trade.

     (b) TPI represents and warrants that the performance of the Services by TPI will not violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, trade secrets or other proprietary rights).

     (c) TPI agrees to indemnify and save ICI/ADP harmless from any loss, claim, damage, costs or expense of any kind (including, without limitation, reasonable attorney's fees) to which ICI/ADP may be subjected by virtue of a breach by TPI of the warranties set forth in Section 7(b) above and the Services.

8.   CONFIDENTIALITY.

     (a) Each of TPI and ICI/ADP shall use best efforts (and, in any event, that are no less than the efforts used to protect its own Confidential Information) to protect from disclosure such information that is the Confidential Information of the other. Each of TPI and ICI/ADP shall divulge such Confidential Information only to its employees or agents who require access to it for the purposes of this letter agreement or as otherwise provided in this letter agreement. "Confidential Information" means all data and information relating to the business and management of either party, including proprietary and trade secrets, and technology to which access is obtained hereunder by the other party, provided, however, that Confidential Information shall not include any data or information which: (i) is or becomes publicly available through no fault of the other party; (ii) is already in the rightful possession of the other party prior to its receipt from the other party; (iii) is independently developed by the other party; (iv) is rightfully obtained by the other party from a third party; (v) is disclosed with the written consent of the party whose information it is; or (vi) is disclosed pursuant to court order or other legal compulsion. Each party acknowledges and agrees with the other party that the breach by it of this Section 8 would cause serious and irreparable harm to the other party and which could not adequately be compensated for in damages and in the event of a breach by a party of any of such provisions, such party hereby consents to an injunction being issued against it restraining it from any further breach of such provision, but such action shall not be construed so as to be in derogation of any other remedy which the other party may have in the event of such a breach.
     (b) TPI shall not use ICI/ADP's name, nor any adaptation or variation thereof, in any manner whatsoever (including but not limited to, advertising, promotion or sales literature), without ICI/ADP's prior written consent in each instance.

9.   TERMINATION

(a) Either party shall have the right on notice to the other party to terminate this Agreement if:

     (i) the other party should fail to pay an amount to the other when due hereunder and such breach is not cured within thirty (30) days after written notice of such is given to it by the other party;

     (ii) the other party shall file a voluntary petition in bankruptcy or insolvency or

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                                         -4-


          shall petition for reorganization under any bankruptcy law (and such is not dismissed within ten (10) days);

     (iii)the other party shall consent to involuntary petition in bankruptcy or if a receiving order is given against it under the Bankruptcy and Insolvency Act or the comparable law of any other jurisdiction (and such is not dismissed within ten (10) days);

     (iv) there shall be entered an order, judgment or decree by a court of competent jurisdiction, upon the application of a creditor, approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of the other party's assets and such order, judgment or decree continues in effect for a period of thirty (30) consecutive days; provided, however, that such order, judgment or decree may remain in effect for longer than such thirty
          (30) days, if the other party is diligently appealing such order, judgment or decree; or

     (v) the other party shall fail to perform any of the other material obligations set forth in this Agreement and such default in the case of a default which is remediable continues for a period of thirty (30) days after written notice of such failure has been given by the non-defaulting party.

(b) Notwithstanding Section 9(a), TPI may forthwith terminate this Agreement if ICI/ADP is in material breach of any of Sections 5 and 8 of this Agreement. TPI shall provide written notice of such termination as soon as practicable but written notice shall not be a necessary prerequisite to such termination. ICI/ADP shall have the right to terminate this Agreement in accordance with Section 6 of the Services.

(c) Upon the termination of this Agreement, without prejudice to any other rights which the parties may have:

     (i) each party shall immediately deliver to the other any of the other's Confidential Information provided hereunder (including the TPI's software tools and any modifications or improvements thereto to TPI) then in its possession or control, if any, and shall deliver a corresponding officer's certificate;

     (ii) each party shall refrain from further use of such Confidential Information and ICI/ADP shall promptly sign such documentation deemed necessary by TPI for the purpose of confirming the ownership of its software tools and the intellectual property rights therein (including any modifications or improvements thereto); and

     (iii)Each party shall forthwith pay all sums owing to the other hereunder.

10. SURVIVAL. The continuing obligations of the parties shall survive the termination of this Agreement.

11.  NON-SOLICITATION OF EMPLOYEES.
     During the term of this Agreement and for a period of one year thereafter each of TPI and ICI/ADP shall not, without the other party's prior written approval, solicit for employment, nor employ, directly or indirectly, any of the other party's employees connected with the

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                                         -5-


     subject matter of this Agreement. The restrictions contained in this
     Section 11 shall also be applicable to former employees of TPI and ICI/ADP for a period of one year after the date such former employees ceased to be employed by TPI and ICI/ADP, as the case may be.

12.  NO GRATUITIES

     Consultant represents, warrants and covenants that it has not provided or otherwise made available, and will not provide or otherwise make available, either directly or indirectly, to any officer, director or employee of ICI/ADP, its divisions and subsidiaries, any monies, gifts or other benefits of any kind or nature.

13.  APPLICABLE LAW.

     (a) This Agreement shall be interpreted, construed, and governed by and in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than any conflict of law rules that would result in the choice of laws of another jurisdiction)
          and shall be treated, in all respects, as an Ontario contract.   The
          parties agree to submit to the non-exclusive jurisdiction of the courts of Ontario. ICI/ADP has required that this Agreement and all documents relating thereto be drawn-up in English. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

     (b) TPI shall comply with all applicable laws, codes, ordinances, rules and regulations of the federal, state and local Governments, and of any and all political subdivisions and regulatory authorities thereof. All necessary permits and licenses required in connection with the Service shall be obtained for ICI/ADP by TPI, at TPI's expense.

14.  RELATIONSHIP OF THE PARTIES

     The parties acknowledge that they are independent contractors. Neither ICI/ADP nor TPI shall in any way represent itself as a partner, joint-venturer, agent, employee or general representative of the other.

15. ENTIRE AGREEMENT. This Agreement and the Statement of Services attached constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, oral or written, between the parties.

16. FORCE MAJEURE. Dates and times by which TPI is required to render performance under this Agreement shall be automatically postponed to the extent and for the period that TPI is prevented from meeting them by reason of any cause beyond its reasonable control, provided TPI notifies ICI/ADP of the commencement and nature of such cause and uses its best efforts to render performance in a timely manner.

17. ASSIGNMENT, ETC. Neither ICI/ADP nor TPI shall assign this Agreement, nor any of the rights or obligations hereunder without the prior written consent of the other party. This Agreement shall enure to the benefit of and be binding upon each of ICI/ADP and TPI and their respective successors and permitted assigns.

18. MISCELLANEOUS. In the event that one or more of the provisions is found to be illegal or unenforceable, this Agreement shall not be rendered inoperative but the remaining provisions shall continue in full force and effect. Except as otherwise provided herein, no term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether expressed or

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implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach. No amendment or modification of this agreement shall be effective unless in writing and signed by both parties.

19. NOTICE. Any notice or other communication (a "Notice") required or permitted to be given, provided or made hereunder shall be in writing and shall be well and sufficiently given or made if either delivered in person; or sent by any electronic means of sending messages, including facsimile transmission which produces a permanent paper record (an "Electronic Transmission"), charges prepaid and confirmed by prepaid first class mail:

With Notice to TPI at:


5500 Explorer Dr.
Suite 2000
Mississauga, Ontario
L4W 5C7


Telephone No.  (905) 206-1366
Telecopier No. (905) 206-9650


Attention:     Paul G. Mighton
               President & Chief Executive Officer

          With Notice to ICI/ADP at:

               420 Lexington Avenue, Suite 1830
               New York, NY
               10170

               Telephone No.  (212) 973-6100
               Telecopier No.  (212) 983-5570

               Attention:     William Bell
                              President

                              With a copy to ICI/ADP at:


                              ADP Financial Information Services, Inc.
                              Journal Square Plaza
                              Jersey City, New Jersey 07306

                              Attention: Group President

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Any Notice given or made in accordance with the above shall be deemed to have been given or made and to have been received:

(i)  on the Business Day following delivery, if delivered as aforesaid; and


(ii) on the day of sending if sent by Electronic Transmission during normal Business hours of the addressee on a Business Day and, if not, then on the first Business Day after the sending thereof.

Either Party may from time to time change its address to another address for notice by giving Notice to the other Party in accordance with the provisions of this Section. "Business Day" means any day from Monday to Friday inclusive, except statutory or civic holidays observed in Ontario, Canada.



     IN WITNESS WHEREOF the Parties have duly executed this Agreement.


                              TRANSFORMATION PROCESSING INC.


                              By: /s/ Paul G. Mighton
                                 --------------------------------
                              PAUL G. MIGHTON, PRESIDENT
                              AND CHIEF EXECUTIVE OFFICER



                              THE ICI/ADP DIVISION OF ADP FINANCIAL INFORMATION SERVICES, INC.

                              By: /s/ William Bell
                                 --------------------------------
                              WILLIAM BELL, PRESIDENT